                                                                    EXHIBIT 25.7


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                           BANK ONE TRUST COMPANY, NA
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                         31-0838515
                                                        (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                       43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                           BANK ONE TRUST COMPANY, NA
                              100 EAST BROAD STREET
                            COLUMBUS, OHIO 43271-0181
       ATTN: LINDA J. PATTERSON, SENIOR MANAGING DIRECTOR, (614) 248-5193
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                             SEMCO CAPITAL TRUST III
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                     PENDING
   (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)


         405 WATER STREET
         PORT HURON, MICHIGAN                            48060
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                              PREFERRED SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (A)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of
          Governors of the Federal Reserve System, Washington D.C.

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.


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               7.  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8.  Not Applicable.

               9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, NA, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois on the 24th day of November, 1999.


                   BANK ONE TRUST COMPANY, NA
                   TRUSTEE

                   By      /s/ John R. Prendiville
                     ------------------------------------
                           John R. Prendiville
                           Vice President


*EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NA FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE DOW CHEMICAL COMPANY, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1999.





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




                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                     November 24, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between SEMCO CAPITAL TRUST III and BANK ONE TRUST COMPANY, NA, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                           Very truly yours,

                           BANK ONE TRUST COMPANY, NA



                           By  /s/ John R. Prendiville
                             --------------------------
                               John R. Prendiville
                               Vice President




                                       4

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                                    EXHIBIT 7

Legal Title of Bank:   Bank One Trust Company, NA                  Call Date: 12/31/98 ST-BK: 17-1630 FFIEC 032
Address:               100 Broad Street                                          Page RC-1
City, State  Zip:      Columbus, OH 43271
FDIC Certificate No.:  0/3/6/1/8


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                    DOLLAR AMOUNTS IN THOUSANDS C300
                                                                                    RCON          BIL MIL THOU
                                                                                    ----          ------------


ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                            RCON
                                                                                      ----
    a. Noninterest-bearing balances and currency and coin(1)...................       0081      159,911     1.a
    b. Interest-bearing balances(2)............................................       0071       16,874     1.b
2.     Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...............       1754            0     2.a
       Available-for-sale securities (from Schedule RC-B, column D)............       1773        7,403     2.b
3.     Federal funds sold and securities purchased under agreements to
       resell..................................................................       1350      576,473     3.
4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                        RCON
                                                                                      ----
    RC-C)......................................................................       2122       32,603      4.a
    b. LESS: Allowance for loan and lease losses...............................       3123           10      4.b
    c. LESS: Allocated transfer risk reserve...................................       3128            0      4.c
    d. Loans and leases, net of unearned income, allowance, and                       RCON
                                                                                      ----
       reserve (item 4.a minus 4.b and 4.c)....................................       2125       32,593      4.d
5.       Trading assets (from Schedule RD-D)...................................       3545            0      5.
6.       Premises and fixed assets (including capitalized leases)                     2145       18,685      6.
7.       Other real estate owned (from Schedule RC-M)                                 2150            0      7.
8.       Investments in unconsolidated subsidiaries and associated
         companies (from Schedule RC-M)........................................       2130            0      8.
9.       Customers' liability to this bank on acceptances outstanding..........       2155            0      9.
10.      Intangible assets (from Schedule RC-M)................................       2143       31,392      10.
11.      Other assets (from Schedule RC-F).....................................       2160      127,322      11.
12.      Total assets (sum of items 1 through 11)..............................       2170      970,653      12.

----------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.





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



Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date:  12/31/98 ST-BK: 171630 FFIEC 032
Address:                   100 East Broad Street                                              Page RC-2
City, State  Zip:          Columbus, OH 43271
FDIC Certificate No.:      0/3/6/1/8

SCHEDULE RC-CONTINUED


                                                                                                 DOLLAR AMOUNTS IN
                                                                                                   THOUSANDS
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                              RCON
                                                                                          ----
       from Schedule RC-E, part 1)...................................                     2200          802,791             13.a
       (1) Noninterest-bearing(1)....................................                     6631          727,720             13.a1
       (2) Interest-bearing..........................................                     6636           75,071             13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)............................
       (1) Noninterest bearing.......................................
       (2) Interest-bearing..........................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                        RCFD 2800          0              14
15. a. Demand notes issued to the U.S. Treasury                                           RCON 2840          0              15.a
    b.  Trading Liabilities(from Sechedule RC-D).....................                     RCFD 3548          0              15.b

16. Other borrowed money:                                                                 RCON
                                                                                          ----
    a. With original maturity of one year or less....................                     2332               0              16.a
    b. With original  maturity of more than one year.................                     A547               0              16.b
    c. With original maturity of more than three years ..............                     A548               0              16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding..........                     2920               0              18.
19. Subordinated notes and debentures................................                     3200               0              19.
20. Other liabilities (from Schedule RC-G)...........................                     2930          64,642              20.
21. Total liabilities (sum of items 13 through 20)...................                     2948         867,433              21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus....................                     3838               0             23.
24. Common stock.....................................................                     3230             800             24.
25. Surplus (exclude all surplus related to preferred stock).........                     3839          35,157             25.
26. a. Undivided profits and capital reserves........................                     3632          67,207             26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities....................................................                     8434              56             26.b
27. Cumulative foreign currency translation adjustments..............                     3284               0             27.
28. Total equity capital (sum of items 23 through 27)................                     3210         103,220             28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)............................                     3300         970,653             29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996 .........................RCFD 6724 . .... Number M.1.


1 =  Independent audit of the bank conducted in accordance         4. =  Directors' examination of the bank  performed by other
     with generally accepted auditing standards by a certified           external  auditors (may be required by state chartering
     public accounting firm which submits a report on the bank           authority)
2 = Independent audit of the bank's parent holding company         5 =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing            auditors
     standards by a certified public accounting firm which         6 =   Compilation  of the bank's financial statements by external
     submits a report on the consolidated holding company                auditors
     (but not on the bank separately)                              7 =   Other audit  procedures  (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                8 =   No external audit work
     accordance with generally accepted auditing standards by a certified public accounting firm (may be required by
     state chartering authority)




-------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.